Exhibit 99.1

Demandware Announces Pricing of Public Offering of Common Stock

Burlington, Mass. – November 19, 2013 – Demandware®, Inc. (NYSE: DWRE), the industry-leading provider of enterprise cloud commerce solutions, today announced the pricing of an underwritten registered public offering of 3,310,098 shares of its common stock at a price of $57.00 per share before underwriting discounts. Demandware is selling 2,500,000 shares of common stock in this offering, and certain existing stockholders are selling 810,098 shares of common stock in this offering. In addition, the underwriters have a 30-day option to purchase from Demandware up to 496,515 additional shares of common stock at the public offering price, less the underwriting discount.

Demandware intends to use proceeds from the offering for general corporate purposes, including working capital and capital expenditures. Demandware will not receive any of the proceeds from the sale of shares by the selling stockholders. The offering is expected to close on or about November 25, 2013.

Goldman, Sachs & Co. is acting as lead book-running manager and Barclays Capital Inc. is acting as joint book-running manager for the offering. William Blair & Company, L.L.C., Canaccord Genuity Inc., Raymond James & Associates, Oppenheimer & Co. Inc., and First Analysis Securities Corporation, are acting as co-managers for the offering.

The securities described above are being offered pursuant to an automatically effective shelf registration statement that Demandware filed with the Securities and Exchange Commission on November 18, 2013. The offering is being made only by means of a prospectus and preliminary prospectus supplement relating to the offering, copies of which may be obtained, when available, by contacting Goldman, Sachs & Co. at 200 West Street, New York, New York 10282, Attention: Prospectus Department, by calling (866) 471-2526 or emailing prospectus-ny@ny.email.gs.com or by contacting Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (888) 603-5847 or by e-mail at Barclaysprospectus@broadridge.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Demandware

Demandware, a leader in digital commerce, enables the world’s premier retailers to move faster and grow faster in the changing face of retail. Demandware’s enterprise cloud platform minimizes the costs and complexities of running global, omni-channel commerce operations, and empowers retailers to respond with speed and agility to new market opportunities and continually evolving consumer expectations. For more information call +1-888-553-9216 or email info@demandware.com.

Forward-Looking Statements

Statements in this release concerning Demandware’s future expectations, plans and prospects, including its intention to publicly offer shares of its common stock, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to fluctuations in our stock price, those associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as those risks more fully discussed in the “Risk Factors” set forth in Demandware’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2013 and in other filings that Demandware makes with the SEC. There can be no assurance that Demandware will be able to complete the proposed public offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. In addition, any forward-looking statements represent Demandware’s views only as of today and should not be relied upon as representing Demandware’s views as of any subsequent date. Demandware disclaims any obligation to update any forward-looking statements.

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Demandware is a registered trademark of Demandware, Inc.

Investor Relations Contact:

Erica Smith

Vice President, Investor Relations, Demandware

Office: 781-425-1222

Email: esmith@demandware.com